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                                                                  EXHIBIT h(iv)

                                   SCHEDULE A

                                February 23, 2000
                              RS Diversified Growth
                             RS Growth & Income Fund
                          The Information Age Fund-R-
                             RS MicroCap Growth Fund
                        RS Global Natural Resources Fund
                              RS Internet Age Fund-TM-
                            RS Aggressive Growth Fund